Exhibit 1.1

PRIDE INTERNATIONAL, INC.

$500,000,000

7 3/8% Senior Notes due 2014

Purchase Agreement

June 22, 2004

Citigroup Global Markets Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Natexis Bleichroeder Inc.
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Pride International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of its 7 3/8% Senior Notes due 2014 (the “Securities”). The Securities are to be issued under an indenture to be entered into on or prior to the Closing Date (the “Base Indenture”) between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (herein so called) thereto (the Base Indenture, as so supplemented, being called the “Indenture”). The holders of the Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Company and the Initial Purchasers, pursuant to which the Company will agree to provide registration rights with respect to the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 11, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated June 22, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto provided by the Company, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

     1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

     (a) No Material Misstatements or Omissions. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Initial Purchasers, specifically for inclusion therein. The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum or the Final Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act, and when read together with the other information in the Final Memorandum, at the time the Final Memorandum was issued and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

     (c) The Indenture. The Base Indenture and the First Supplemental Indenture have been duly authorized, and, upon the execution and delivery by the Company of the Base Indenture and the First Supplemental Indenture and assuming due execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee, the Indenture will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (d) Valid Issuance of the Securities. The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.

     (e) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that indemnification or contribution obligations may be limited under applicable law.

     (f) Formation, Qualification and Authorization of the Company. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or otherwise), earnings, business, properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

     (g) Formation, Qualification and Authorization of the Subsidiaries. Each “significant subsidiary” (as such term is defined in Regulation S-X under the Exchange Act) of the Company is listed on Exhibit 21 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 or is described in the Final Memorandum as having been acquired after December 31, 2003. Other than those subsidiaries listed on Schedule I hereto (the “Subsidiaries”), no subsidiary of the Company is a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X. Each of the Subsidiaries has been duly organized, is validly existing and is in good standing in the jurisdiction of its incorporation or formation, as the case may be, with full corporate or other entity power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

     (h) Capitalization of the Subsidiaries. All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued and are owned directly or indirectly by the Company, subject to such minimum minority ownership interests in the non-U.S. Subsidiaries as may be required under applicable law or as otherwise disclosed in the Final Memorandum. All such shares are fully paid and nonassessable, and, except as disclosed in the Final Memorandum, are owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”). Except as disclosed in the Final Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

     (i) Descriptions. The Securities, the Indenture and the Registration Rights Agreement conform, or will conform, to the descriptions thereof contained in the Final Memorandum.

     (j) No Default. Neither the Company nor any Subsidiary is in violation of or in default under (a) its certificate or articles of incorporation or bylaws, or other organizational documents, or (b) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any subsidiary or any of its or their properties, except, with respect to clause (b) and (c), which could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

     (k) Consents and No Violations. None of the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Base Indenture, the First Supplemental Indenture and the Registration Rights Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act and compliance with the securities laws or Blue Sky laws of various jurisdictions as required pursuant to the Registration Rights Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) except as would not have a Material Adverse Effect, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

     (l) No Proceedings. Except as disclosed in the Final Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company’s obligations pursuant to this Agreement, the Indenture and the Registration Rights Agreement and, to the best of the Company’s knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that prevents the issuance of the Securities, prevents or suspends the use of the Final Memorandum or prevents or suspends the sale of the Securities in any jurisdiction that you have specified pursuant to Section 5(d); and no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any Subsidiary that, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Securities or (b) in any manner invalidate this Agreement, the Indenture or the Registration Rights Agreement.

     (m) Independent Public Accountants. PricewaterhouseCoopers LLP, who have certified or shall certify certain of the financial statements of the Company and its consolidated subsidiaries and have delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Final Memorandum, are independent public accountants within the meaning of the Act.

     (n) Financial Statements. The consolidated financial statements of the Company, together with related schedules and notes, included, incorporated by reference or deemed to be incorporated by reference in the Final Memorandum, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Final Memorandum at the respective dates or for the respective periods to which they apply; and the other financial and statistical information and data included, incorporated by reference or deemed to be incorporated by reference in the Final Memorandum are in all material respects accurately presented and prepared on a basis consistent with the audited financial statements and the books and records of the Company and the Subsidiaries.

     (o) No Material Changes. Subsequent to the date as of which such information is given in the Final Memorandum, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole; and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or otherwise), earnings, business or results of operations of the Company and the Subsidiaries taken as a whole.

     (p) Title to Property. Except as would not have a Material Adverse Effect, each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Final Memorandum as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and Liens described in the Final Memorandum. All the property described in the Final Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

     (q) No Offer. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Final Memorandum or other materials, if any, filed pursuant to the Exchange Act.

     (r) Permits. The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are, in all material respects, necessary to own its respective properties and to conduct its business in the manner described in the Final Memorandum, subject to such qualifications as may be set forth in the Final Memorandum; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Final Memorandum; and, except as described in the Final Memorandum, none of such permits contains any restriction that is materially burdensome to the Company and any of the Subsidiaries considered as a whole.

     (s) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

     (t) Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (ii) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (iii) there is no pending or, to the Company’s knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, “Environmental Claims”); and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

     (u) Taxes. The Company and each of the Subsidiaries have filed all material non-U.S., U.S. federal, state and local tax returns required to be filed, other than those filings being contested in good faith, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

     (v) Intellectual Property. The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Final Memorandum as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

     (w) No Manipulation. Neither the Company, nor to the Company’s best knowledge, any of its affiliates (as defined in Rule 144 under the Act), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation or unlawful stabilization of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (x) No Solicitations. Neither the Company nor any of its Affiliates has directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties, and compliance with the procedures set forth, in Section 4 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

     (y) Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

     (z) Regulations T, U and X. None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

     (aa) OFAC. The Company is, and will during the life of the Securities remain, in full compliance with all requirements of the sanctions program implemented and administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including, without limitation, 31 CFR Parts 500-600 (“OFAC Sanctions Programs”). The Company will not use, or permit the use by any other person of, any proceeds from this transaction in any way that would be prohibited by any OFAC Sanctions Program.

     (bb) FMSA. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.224% of the principal amount thereof, plus accrued interest, if any, from July 7, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 7, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

     (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

     (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

     (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

     (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

     (vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

     (vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice substantially to the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

     (viii) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     (ix) it has communicated or caused to be communicated and will communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FMSA) received by it in connection with the issue or sale of any Securities only in circumstances in which section 21(1) of the FSMA does not apply to the Company;

     (x) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

     (xi) it is an institutional accredited investor (as defined in Regulation D).

     (c) Each Initial Purchaser, severally and not jointly, represents and warrants with respect to offers and sales outside the United States that:

     (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and

     (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Final Memorandum or any such other material, in all cases at its own expense.

     5. Agreements. The Company agrees with each Initial Purchaser that:

     (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto, including documents incorporated by reference therein and all amendments thereto, as they may reasonably request.

     (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed); provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

     (c) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

     (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the imposition of any tax or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (e) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

     (f) Except as contemplated by the Registration Rights Agreement, none of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under circumstances that would require the registration of the Securities under the Act.

     (g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States and none of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. To the extent applicable, terms used in this paragraph have the meanings given to them by Regulation S.

     (h) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     (i) On or prior to the Closing Date, the Company will not, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities and other than as contemplated by the Registration Rights Agreement).

     (j) The Company will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Base Indenture, the First Supplemental Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities to the Initial Purchasers; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) any fees charged by rating agencies for the rating of the Securities; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this section and in Sections 7 and 8, each Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel and transfer taxes payable on resale of any of the Securities by it.

     (l) The Company will, for as long as the Securities are outstanding or a period of three years from the Closing Date, whichever is shorter, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders or filed with the Commission pursuant to the Act or Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

     (m) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

     (n) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under “Use of Proceeds.”

     (o) The Company will use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to the PORTAL Market.

     (p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit A.

     (b) The Company shall have requested and caused Higgs & Johnson, Bahamian counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit B.

     (c) The Company shall have requested and caused Brons & Salas, Argentine counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit C.

     (d) The Company shall have requested and caused Jean Paul Henderson, Associate General Counsel of Pride Forasol s.a.s., to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit D

     (e) The Company shall have requested and caused W. Gregory Looser, Vice President, General Counsel and Secretary for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit E.

     (f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chief Executive Officer or the President and (y) the Chief Financial Officer or the Chief Accounting Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except with respect to representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

     (ii) subsequent to the Execution Time and prior to the Closing Date, there has not been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     Each officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (h) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the applicable rules and regulations adopted by the Commission and stating in effect that:

     (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the three-month period ended March 31, 2004, and as at March 31, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(A)	any unaudited financial statements included or incorporated by reference in the Final Memorandum do not comply as to form with applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Final Memorandum; or

(B)	with respect to the period subsequent to March 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock, increase in long-term debt or decrease in the consolidated net current assets (working capital) or stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the March 31, 2004 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from April 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total consolidated net sales, income from operations or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference in the Final Memorandum and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, incorporated by reference in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     All references in this Section 6(h) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

     (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h)(ii)(B) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (j) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

     (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (l) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

     (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at 910 Louisiana, One Shell Plaza, Houston, Texas 77002, on the Closing Date.

     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the

Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

     (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution,” the third paragraph, the fifth sentence of the tenth paragraph regarding market-making activities and the eleventh paragraph in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 48 hours after such default, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other covenants of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (713) 914-9796 and confirmed to it at 5847 San Felipe, Suite 3300, Houston, Texas 77057, Attention: W. Gregory Looser, Vice President, General Counsel and Secretary.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

     “Citigroup” shall mean Citigroup Global Markets Inc.

     “Code” shall mean the Internal Revenue Code of 1986, as amended.

     “Commission” shall mean the Securities and Exchange Commission.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “NASD” shall mean the National Association of Securities Dealers, Inc.

     “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

     “Regulation D” shall mean Regulation D under the Act.

     “Regulation S” shall mean Regulation S under the Act.

     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     18. Consent to Representation. The Company and the Initial Purchasers acknowledge that Vinson & Elkins L.L.P., which is acting as counsel to the Initial Purchasers in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and the Initial Purchasers consent to Vinson & Elkins L.L.P. so acting as counsel to the Initial Purchasers.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours, Pride International, Inc.
By:	/s/ Louis A. Raspino
Louis A. Raspino
Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.

Citigroup Global Markets Inc.
By:	/s/ Stephen P. Cunningham
Stephen P. Cunningham
Managing Director

For itself and the other several
Initial Purchasers (other than
Natexis Bleichroeder Inc.) named in
Schedule I to the foregoing
Agreement.

Natexis Bleichroeder Inc.
By:	/s/ Joshua Laterman
Joshua Laterman
General Counsel

Signature Page to Purchase Agreement

SCHEDULE I

Principal Amount of
Securities
Initial Purchasers	to be Purchased
Citigroup Global Markets Inc.	$160,000,000
Banc of America Securities LLC	125,000,000
Deutsche Bank Securities Inc.	125,000,000
Natexis Bleichroeder Inc.	30,000,000
BNP Paribas Securities Corp.	30,000,000
Calyon Securities (USA) Inc.	30,000,000

Total	$500,000,000

Schedule I

ANNEX A

Significant Subsidiaries

Pride Offshore, Inc. (Delaware)
Pride International, Ltd. (British Virgin Islands)
Pride International, SRL (Argentina)
Forasub B.V. (Netherlands)
Pride Forasol S.A.S. (France)
Pride Foramer S.A.S. (France)
Martin Maritime Limited (Bahamas)
Andre Maritime Ltd. (Bahamas)
Twin Oaks Financial Ltd. (British Virgin Islands)
Pride Central America LLC (Delaware)
Pride Offshore International, LLC (Delaware)
Pride South America, Ltd. (British Virgin Islands)
Mexico Drilling Limited LLC (Delaware)
Amethyst Financial Company Ltd. (British Virgin Islands)
Westville Management Corporation (British Virgin Islands)

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

     The opinion of the counsel for the Company, to be delivered pursuant to Section 6(a) of the Purchase Agreement, shall be to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Final Memorandum;

     (ii) the Company has the corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Securities; this Agreement, the Base Indenture, the First Supplemental Indenture and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company;

     (iii) the Securities have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and have been duly executed and delivered by the Company;

     (iv) the Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum;

     (v) the Indenture and the Registration Rights Agreement (assuming due authorization, execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee and of the Registration Rights Agreement by the Initial Purchasers) constitute, and the Securities when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Indenture and this Agreement will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, (a) except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (whether considered in a proceeding in equity or at law); and (b) except that such counsel need express no opinion as to the enforceability or effect of any provision (1) relating to indemnification or contribution in the Registration Rights Agreement or (2) purporting to require the payment of liquidated damages or additional interest for the failure to timely comply with obligations under the Registration Rights Agreement;

     (vi) to the knowledge of such counsel there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or its property which is not disclosed in the Final Memorandum, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (vii) The section of the Final Memorandum entitled “Certain United States Federal Income Tax Considerations,” insofar as it purports to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein.

     (viii) the Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act;

     (ix) to the knowledge of such counsel, subject to the assumptions set forth in paragraph (xi) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the sale by the Company of the Securities to the Initial Purchasers, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and in the Final Memorandum and such other approvals (specified in such opinion) as have been obtained;

     (x) neither the execution and delivery by the Company of the Base Indenture, the First Supplemental Indenture or the Registration Rights Agreement, the issuance and sale by the Company of the Securities, nor the performance of the Company’s obligations pursuant to this Agreement, the Registration Rights Agreement and the Indenture will conflict with, result in a breach or violation of, or constitute a default under (A) the Certificate of Incorporation and Bylaws of the Company, (B) the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound that is material to the Company and its subsidiaries considered as a whole and that (i) relates to indebtedness of the Company or (ii) is filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, (C) any statute, rule or regulation to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (D) any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of its properties of which such counsel has knowledge; provided that such counsel need express no opinion as to the application of any state securities or Blue Sky laws or any anti-fraud law, rule or regulation; and

     (xi) assuming (A) the accuracy of the representations and warranties and compliance with the agreements of the Company and the Initial Purchasers contained in this Agreement, (B) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum, and (C) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by the purchasers to whom the Initial Purchasers initially resell Securities, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Company and the offer, initial resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum.

     In addition, counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the registered public accounting firm of the Company, representatives of the Initial Purchasers and counsel to the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing, no facts came to such counsel’s attention that led such counsel to believe that the Final Memorandum (other than the financial statements, the notes thereto and the auditor’s reports thereon and the related schedules and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need not comment) as of the Execution Time or on the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion shall be limited to the federal laws of the United States of America, the contract laws of the State of New York, the laws of the State of Texas and the General Corporation Law of the State of Delaware.

EXHIBIT B

OPINION OF HIGGS & JOHNSON

     The opinion of the counsel for the Company, to be delivered pursuant to Section 6(b) of the Purchase Agreement, shall be to the effect that:

     (i) each of Martin Maritime Limited and Andre Maritime Ltd. (the “Bahamian Subsidiaries”) is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of The Bahamas and has full corporate power and authority to own and lease its properties and to conduct its business as described in the Final Memorandum; and

     (ii) all the outstanding shares of capital of each Bahamian Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and (A) all of the outstanding shares of the capital of Andre Maritime Ltd. are beneficially owned by Sonamer Angola Ltd. and of Martin Maritime Ltd. are beneficially owned by Sonamer Ltd. and (B) except for liens and security interests relating to indebtedness described in the Final Memorandum, such shares are not the subject to any recorded security interests, claims, liens or encumbrances.

     The opinion shall be limited to the laws of the Commonwealth of The Bahamas.

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EXHIBIT C

OPINION OF BRONS & SALAS

     The opinion of the counsel for the Company, to be delivered pursuant to Section 6(c) of the Purchase Agreement, shall be to the effect that:

     (i) Pride International S.R.L. (the “South American Subsidiary”) has been duly organized and is validly existing as a company in good standing under the laws of Argentina and has the corporate power and authority to own and lease its properties and to conduct its business in Argentina;

     (ii) the South American Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

     (iii) all the outstanding quotas of capital stock of the South American Subsidiary have been duly and validly authorized and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding quotas of capital stock of the South American Subsidiary are owned by the Company either directly or through nominees free and clear of any perfected security interest and, to the knowledge of such counsel, any other Lien.

     The opinion shall be limited to the laws of the Republic of Argentina.

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EXHIBIT D

OPINION OF JEAN PAUL HENDERSON

     The opinion of the counsel for the Company, to be delivered pursuant to Section 6(d) of the Purchase Agreement, shall be to the effect that:

     (i) each of Pride Forasol s.a.s. and Pride Foramer s.a.s. (the “Forasol Subsidiaries”) is a French société par actions simplifiée duly incorporated at the Registre du Commerce et des sociétés de Versailles France and that each Forasol Subsidiary is in good standing and validly existing under the laws of the French Republic and that each Forasol Subsidiary has full corporate power and authority and currently benefits fully from its “personalité morale” to own or lease its property and conduct its business as a legal person as described in the Final Memorandum;

     (ii) to such counsel’s knowledge, each of the Forasol Subsidiaries is duly qualified to do business directly or indirectly as a foreign corporation or entity under the laws of each jurisdiction where it carries out its business and that each of the Forasol Subsidiaries is currently in good standing in the said jurisdiction under the said laws with all relevant permits and authorization in force except where the absence of such permits or authorizations would not have a Material Adverse Effect; and

     (iii) all the outstanding shares of the capital stock of each Forasol Subsidiary have been duly and are validly authorized and issued and are fully paid up and nonassessable and, except as otherwise set forth in the Final Memorandum, all such shares of capital stock of the Forasol Subsidiaries are at this date owned by the Company indirectly through wholly owned subsidiaries free and clear of any perfected security interest, claim, lien or encumbrance.

     The opinion shall be limited to the laws of France.

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EXHIBIT E

OPINION OF W. GREGORY LOOSER

     The opinion of the counsel for the Company, to be delivered pursuant to Section 6(e) of the Purchase Agreement, shall be to the effect that:

     (i) each of the Subsidiaries that has been organized under the laws of a state of the United States (the “U.S. Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or limited liability company power and authority to own and lease its properties and to conduct its business as described in the Final Memorandum;

     (ii) each of the Company and the U.S. Subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

     (iii) all the outstanding shares of capital stock of each U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the U.S. Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other Lien;

     (iv) neither the issuance and sale by the Company of the Securities, nor the performance of the Company’s obligations pursuant to this Agreement, the Registration Rights Agreement and the Indenture will violate any of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any U.S. Subsidiary as in effect on the date of the opinion;

     (v) there is no current, pending or, to the knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject, which is not disclosed in the Final Memorandum, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (vi) except as will not have a Material Adverse Effect, to the knowledge of such counsel, each of the Company and its Subsidiaries has such permits as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Final Memorandum; to the knowledge of such counsel, each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any material impairment of the rights of the holder of any such

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permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and

     (vii) neither the execution and delivery of the Base Indenture, the First Supplemental Indenture or the Registration Rights Agreement by the Company, the issue and sale by the Company of the Securities, nor the performance of the Company’s obligations pursuant to this Agreement, the Registration Rights Agreement and the Indenture will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any material indenture or other material agreement or instrument to which the Company or any U.S. Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which any non-U.S. Subsidiary is a party or by which any of them is bound, or to which any of the properties of any non-U.S. Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over any non-U.S. Subsidiary or any of its properties, except as will not have a Material Adverse Effect, or (B) violate any of the provisions of the charter or bylaws of any non-U.S. Subsidiary as in effect on the date of the opinion.

     In addition, counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Initial Purchasers and counsel to the Initial Purchasers at which the contents of the Final Memorandum were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company and state officials) no facts came to such counsel’s attention that led such counsel to believe that the Final Memorandum (other than the financial statements, the notes thereto and the auditor’s reports thereon and the related schedules and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need not comment) as of the Execution Time or on the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of W. Gregory Looser shall be limited to the laws of the United States, the laws of the State of Texas, and the corporate and limited liability company law of the State of Delaware. In rendering the opinions set forth in paragraphs (i) and (ii) above, W. Gregory Looser may rely on the opinion of other counsel of good standing whom he believes is reliable and who is satisfactory to counsel for the Initial Purchasers.

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